EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Broad Street Realty, Inc.

Bethesda, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-260103 and No. 333-256206) of Broad Street Realty, Inc. of our report dated April 15, 2022, relating to the consolidated financial statements and schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Potomac, Maryland

April 15, 2022